Exhibit 99.1

Contact:

Christopher Keenan or Jay Carlson
Peregrine Pharmaceuticals, Inc.
(800) 987-8256
info@peregrineinc.com

Peregrine Pharmaceuticals Reports THIRD Quarter Fiscal Year 2013 Financial

Results and Recent Developments

-- Meaningful Improvement in Median Overall Survival in Patients with Second-Line NSCLC Supports

Advancing Bavituximab into Phase III Development --

-- Contract Manufacturing Revenue Tops $17 Million for Nine Months Ended January 2013 --

TUSTIN, CA – March 12, 2013 – Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM), a biopharmaceutical company developing first-in-class monoclonal antibodies focused on the treatment and diagnosis of cancer, today announced financial results for the third quarter ended January 31, 2013 of fiscal year (FY) 2013 and provided an update on its advancing clinical pipeline and other corporate developments.

“A key development this quarter was reporting updated data from our second-line non-small cell lung cancer trial that showed a meaningful improvement in median overall survival in the high dose bavituximab arm that we believe clearly supports advancing the program into Phase III. We are now actively preparing for a meeting with the FDA as part of our plans to initiate the Phase III trial by year-end,” said Steven W. King, president and chief executive officer of Peregrine. “These results, along with the promising signs of anti-tumor activity we reported from our Phase II trial in front-line pancreatic cancer, are helping further guide the upcoming development of bavituximab with its broad potential in oncology. We are continuing to update potential partners on the new data as well as our plans for advancing the program.”

BAVITUXIMAB ONCOLOGY PROGRAM HIGHLIGHTS

Lead Indication in Second-Line Non-Small Cell Lung Cancer:

•	Recently announced updated results from its Phase II randomized, double-blind, placebo-controlled trial of bavituximab in second-line non-small cell lung cancer (NSCLC).
•	Promising 60% improvement in median overall survival (OS) in the 3mg/kg bavituximab plus docetaxel arm compared to the control arm and that bavituximab was well-tolerated with no significant differences in adverse events between the trial arms.
•	Additional data from the trial, including subgroup analysis and safety data, to be presented at an upcoming scientific meeting.
•	Planning for a meeting with the U.S. Food and Drug Administration (FDA) in the first half of calendar year 2013 with the goal of initiating the Phase III trial by calendar year-end.

Front-Line Pancreatic Cancer:

•	Recently announced data from its open-label, randomized Phase II clinical trial of bavituximab used in combination with gemcitabine in 70 patients with previously untreated, advanced Stage IV pancreatic cancer.
•	Enrollment included patients with poor prognosis including advanced metastatic disease with significant liver involvement and poor performance status associated with rapid disease progression.
•	Results showed a more than a doubling of overall response rate (ORR) in the bavituximab-containing arm, a positive safety profile and a modest improvement in median OS.
•	Additional data from the trial, including subgroup analysis and safety data, to be presented at an upcoming scientific meeting.
•	Encouraging signs of activity from the trial support advancing this program, potentially in combination with new treatment options.

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Other Oncology Indications:

The company is exploring the potential of bavituximab through a number of other ongoing company-sponsored and investigator-sponsored trials (IST) including:

•	A randomized, open-label, Phase II clinical trial evaluating bavituximab plus carboplatin and paclitaxel versus carboplatin and paclitaxel alone in 86 patients with previously untreated Stage IIIb or Stage IV NSCLC. Peregrine expects to report median OS from this trial, an event driven endpoint, in the first half of calendar year 2013.

•	A Phase Ib IST evaluating bavituximab in combination with carboplatin and pemetrexed in up to 25 patients with previously untreated Stage IV NSCLC.

•	A Phase I/II IST evaluating bavituximab in combination with sorafenib in up to 48 patients with advanced hepatocellular carcinoma (liver cancer). The Phase I portion of the trial has completed patient enrollment with enrollment in the Phase II portion of the trial ongoing.

•	A Phase I IST evaluating bavituximab in combination with paclitaxel in up to 14 patients with HER2-negative metastatic breast cancer.

•	A Phase I IST evaluating bavituximab in combination with capecitabine and radiation therapy in up to 18 patients with Stage II or III rectal adenocarcinoma.

In addition, Peregrine is continually evaluating its IST program based on a number of factors, including changes in the standard of care of patients and trial enrollment. Following a recent review of the ongoing IST studies, a Phase I/II IST evaluating bavituximab combined with cabazitaxel in patients with second-line castration resistant prostate cancer was discontinued due to slow enrollment and the approvals of two new oral drugs for the same indication which are changing the standard of care treatment for these patients.  Peregrine will continue to evaluate proposals for ISTs as part of its overall program to assess new indications and combinations based on the broad potential of bavituximab.

COTARA PROGRAM HIGHLIGHTS

During the quarter, Peregrine announced that it reached agreement with the FDA on the design of a single registration trial for Cotara in patients with recurrent glioblastoma multiforme (GBM) following an end-of-Phase II meeting. The company plans to seek partners both in the U.S. and internationally to support the development of Cotara for this deadly form of brain cancer. Cotara has been granted orphan drug status and Fast Track designation for the treatment of GBM and anaplastic astrocytoma by the FDA and orphan drug designation by the European Medicines Agency (EMA).

IMAGING PROGRAM HIGHLIGHTS

PS-Targeting Molecular Imaging Program

Peregrine continues to enroll and dose patients in an open-label, single-center trial of its experimental phosphatidylserine (PS)-targeting molecular imaging candidate, 124I-PGN650, in patients with various solid tumor types. The primary goal of the trial is to estimate radiation dosimetry in critical and non-critical organs. Secondary objectives of the trial are tumor imaging and safety.

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FINANCIAL RESULTS

“Avid, our wholly-owned manufacturing subsidiary, continues to demonstrate its importance as a non-dilutive source of capital for the company under our hybrid business model,” said Paul Lytle, chief financial officer of Peregrine. “Avid generated more than $17 million in contract manufacturing revenue during the recent nine-month period, already exceeding total revenue reported in FY 2012, and we expect third-party contract manufacturing revenue for the full FY 2013 to exceed $20 million. In addition, Avid has commitments for future manufacturing services in excess of $25 million, covering services to be delivered during the fourth quarter of FY 2013 and through FY 2014.”

Total revenues for the third quarter of FY 2013 were $7,039,000 compared to $3,281,000, for the same quarter of the prior fiscal year. This increase was primarily attributable to greater contract manufacturing revenue generated by Avid Bioservices, Peregrine's wholly-owned contract manufacturing subsidiary, which generated contract manufacturing revenue of $6,961,000 for the third quarter of FY 2013, compared to $3,203,000 for the same quarter of the prior fiscal year. The increase in contract manufacturing revenue was primarily due to an increase in the number of completed manufacturing runs released and shipped during the current quarter. Based on current manufacturing commitments from Avid's third-party clients for services to be provided during the remainder of FY 2013, Peregrine expects contract manufacturing revenue to be at least $20 million for FY 2013. In addition, Avid will continue to utilize available capacity and resources to continue its preparation for later stage clinical development and potential commercialization of bavituximab and Cotara, while also seeking to grow its services from third-party clients.

Total costs and expenses decreased $2,174,000 to $12,200,000 in the third quarter of FY 2013 from $14,374,000 in the third quarter of FY 2012. This decrease was primarily attributable to lower research and development expenses associated with a decrease in clinical trial costs. For the third quarter of FY 2013, cost of contract manufacturing and research and development expenses were $3,651,000 and $5,437,000, respectively, compared to $2,484,000 and $9,180,000, respectively, for the third quarter of FY 2012. Selling, general and administrative expenses for the third quarter of FY 2013 were $3,112,000 compared to $2,710,000 in the third quarter of FY 2012.

Peregrine's consolidated net loss decreased 56% to $4,914,000, or $0.04 per basic and diluted share, for the third quarter of FY 2013, compared to a net loss of $11,090,000, or $0.13 per basic and diluted share, for the same quarter of the prior year.

Peregrine reported $26,255,000 in cash and cash equivalents at January 31, 2013, compared to $24,443,000 at October 31, 2012.

More detailed financial information and analysis may be found in Peregrine's Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Conference Call

Peregrine will host a conference call and webcast this afternoon, March 12, 2013, at 4:30 PM EDT (1:30 PM PDT).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Peregrine Pharmaceuticals conference call. A replay of the call will be available starting approximately two hours after the conclusion of the call through March 19, 2013 by calling (855) 859-2056, or (404) 537-3406 and using passcode 18046320.

To listen to the live webcast, or access the archived webcast, please visit: http://ir.peregrineinc.com/events.cfm.

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About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials focused on the treatment and diagnosis of cancer. The company is pursuing multiple clinical programs in cancer with its lead product candidate bavituximab and novel brain cancer agent Cotara®. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the major discrepancies discovered with respect to our randomized, double-blind placebo-controlled Phase II trial of bavituximab in patients with refractory NSCLC may cause regulatory authorities to require further clinical trials to support a registration package, the risks that partnering discussions may not result in a partnering transaction or that such discussions could be hindered or delayed as a result of the potential impact on the regulatory pathway for bavituximab caused by the major discrepancies discovered with respect to the Phase II NSCLC trial or the existing class action lawsuits, the risk that results from the front-line NSCLC trial will not be consistent with results experienced in earlier trials and may not support advancing this indication into later stage trials, the risk that data from a Cotara pivotal trial may not support BLA submission or registration, the risk that the company does not have, or is unable to raise, sufficient capital to fund a pivotal Cotara trial, the risk that the company is unable to find a suitable partner to advance the Cotara program, the risk that Peregrine may not have or raise adequate financial resources to complete its other planned clinical programs, the risk that Avid's revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, and the risk that one or more existing Avid customers terminates its contract prior to completion. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2012 and our quarterly report on Form 10-Q for the quarter ended January 31, 2013. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended January 31,		Nine Months Ended January 31,
	2013	2012	2013	2012
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$6,961,000	$3,203,000	$17,157,000	$12,796,000
License revenue	78,000	78,000	272,000	372,000
Total revenues	7,039,000	3,281,000	17,429,000	13,168,000

COSTS AND EXPENSES:
Cost of contract manufacturing	3,651,000	2,484,000	9,378,000	9,219,000
Research and development	5,437,000	9,180,000	18,471,000	26,758,000
Selling, general and administrative	3,112,000	2,710,000	9,469,000	8,371,000
Total costs and expenses	12,200,000	14,374,000	37,318,000	44,348,000

LOSS FROM OPERATIONS	(5,161,000)	(11,093,000)	(19,889,000)	(31,180,000)

OTHER INCOME (EXPENSE):
Interest and other income	255,000	9,000	307,000	31,000
Interest and other expense	(8,000)	(6,000)	(53,000)	(88,000)
Loss on early extinguishment of debt	–	–	(1,696,000)	–

NET LOSS	$(4,914,000)	$(11,090,000)	$(21,331,000)	$(31,237,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	131,489,994	87,149,770	114,726,569	78,443,114

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.04)	$(0.13)	$(0.19)	$(0.40)

COMPREHENSIVE LOSS	$(4,914,000)	$(11,090,000)	$(21,331,000)	$(31,237,000)

-continued-

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	JANUARY 31, 2013	APRIL 30, 2012
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,255,000	$18,033,000
Trade and other receivables, net	1,983,000	2,353,000
Inventories, net	4,635,000	3,611,000
Prepaid expenses and other current assets, net	878,000	795,000
Total current assets	33,751,000	24,792,000
Property, net	2,783,000	2,900,000
Other assets	623,000	570,000
TOTAL ASSETS	$37,157,000	$28,262,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,620,000	$3,492,000
Accrued clinical trial and related fees	1,478,000	2,111,000
Accrued payroll and related costs	2,949,000	2,468,000
Deferred revenue	5,061,000	3,651,000
Customer deposits	6,729,000	4,865,000
Other current liabilities	930,000	1,052,000
Total current liabilities	18,767,000	17,639,000
Deferred revenue	292,000	361,000
Other long-term liabilities	699,000	779,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$0.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	–	–
Common stock-$0.001 par value; authorized 325,000,000 shares; outstanding – 133,770,614 and 101,421,365, respectively	134,000	101,000
Additional paid-in capital	376,720,000	347,506,000
Accumulated deficit	(359,455,000)	(338,124,000)
Total stockholders’ equity	17,399,000	9,483,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$37,157,000	$28,262,000

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